Exhibit 32(a)

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of American Greetings Corporation (the “Corporation”) on Form 10-K for the fiscal year ended February 28, 2006 as filed with the Securities and Exchange Commission on the date therein specified (the “Report”), each of the undersigned certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation.

Date: May 9, 2006

/s/ Zev Weiss
Zev Weiss Chief Executive Officer (principal executive officer)

/s/ Michael J. Merriman, Jr.
Michael J. Merriman, Jr. Senior Vice President and Chief Financial Officer (principal financial officer)